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                                                                    Exhibit 3.21

                            ARTICLES OF INCORPORATION

                                       OF

                                MIDWEST MIX, INC.

            The undersigned, a natural person of full age, for the purpose of forming a corporation under the provisions of Chapter 301 of Minnesota Statutes, known as the Minnesota Business Corporation Act and laws amendatory thereof and supplemental thereto, hereby adopts the following Articles of Incorporation.

                                    ARTICLE I

            The name of this corporation shall be MIDWEST MIX, INC.

                                   ARTICLE II

            The corporation shall have general business purposes.

                                   ARTICLE III

            In addition to the general powers now or hereafter granted and permitted under the laws of Minnesota and all those powers which may be necessary or proper to accomplish the objects and purposes set forth in ARTICLE II of these Articles, this corporation shall have the following specific powers:

            (a) to acquire, hold, mortgage, pledge or dispose of the shares, bonds, securities and other evidences of indebtedness of any domestic or foreign corporation;

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            (b) to engage and act as a partner, joint venturer or associate with other corporations, firms, partnerships and individuals in any activity which it itself might engage in, both within and without the United States;

            (c) to acquire, hold, use, sell, assign, lease, grant licenses in respect to, mortgage or otherwise dispose of Letters Patent of the United States or any foreign country, patent rights, licenses and privileges, copyrights, trademarks and tradenames, relating to or useful in connection with any business of the corporation.

                                   ARTICLE IV

            The duration of this corporation shall be perpetual.

                                    ARTICLE V

            The location and post office address of the registered office of this corporation in Minnesota is 4041 Highway 61, White Bear Lake, Ramsey County, Minnesota.

                                   ARTICLE VI

            The total authorized number of shares of all classes that this corporation may issue is 2,500 shares, all of which shall be of no par value. All of the shares so authorized shall be unclassified.


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                                   ARTICLE VII

            The amount of stated capital with which this corporation will begin business shall be One Thousand ($1,000) Dollars.

                                  ARTICLE VIII

            The names, post office addresses and terms of office of the persons who shall constitute the first Board of Directors are as follows:

Names                                          Post Office Address
-----                                          -------------------

Richard E. Kyle                                W-2262 First National Bank Bldg.
                                               St. Paul, Minnesota 55101

Burt E. Swanson                                W-2262 First National Bank Bldg.
                                               St. Paul, Minnesota 55101

John R. Friedman                               W-2262 First National Bank Bldg.
                                               St. Paul, Minnesota 55101

            Said Board of Directors shall hold office until the first meeting of the shareholders and until their successors are elected and qualify.

                                   ARTICLE IX

            The name and post office address of the Incorporator is John R. Friedman, W-2262 First National Bank Building, Saint Paul, Minnesota, 55101.

                                    ARTICLE X

            There is hereby vested in the Board of Directors authority to the full extent permitted by law:


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            (a) to grant rights and options in respect to shares.

            (b) to make allotments of shares.

            (c) to accept or reject subscriptions for shares.

            (d) to make and alter by-laws, the latter power being subject to the power of the shareholders to change or repeal by-laws and to the restriction that the Board, except the first Board of Directors, shall not make or alter any by-law fixing the number, qualifications, classifications or term of office.


                                                    /s/ John R. Friedman
                                                    ----------------------------
                                                    John R. Friedman

STATE OF MINNESOTA    )
                      ) ss
COUNTY OF RAMSEY      )

            On this 5th day of March l968, before me, a Notary Public within and for said county, personally appeared John R. Friedman, to me known to be the person described in and who executed the foregoing instrument, and he acknowledged that he executed the same as his free act and deed and for the uses and purposes therein expressed.


                                                    /s/ June R. Wahlin
                                                    ----------------------------

                                                       JUNE R. WAHLIN,
                                             Notary Public, Ramsey County, Minn.
                                              My Commission Expires Jan. 7, 1969

                                                       JUNE R. WAHLIN,
                                             Notary Public, Ramsey County, Minn.
                                              My Commission Expires Jan. 7, 1969

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                               STATE OF MINNESOTA

                               DEPARTMENT OF STATE

      I hereby certify that the within instrument was filed for record in this office on the 7 day of March A.D. 1968, at 8 o'clock a.m. and was duly recorded in Book V-29 of Incorporations, on page 370

                              /s/ Joseph L. Donovan
                                 Secretary of State
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